Blue Sphere Corp. 8-K/A

Exhibit 10.03

SECURITY AGREEMENT

THIS SECURITY AGREEMENT entered into this 11 day of September, 2017 (this “Agreement”) by and between Gain Solutions s.r.o., a company incorporated under the laws of the Czech Republic having its registered seat Na Pankraci 1724/129, Prague 4, 140 00, Czech republic, registered in the Commercial Register kept by the Municipal Court in Prague, section C, entry 213448 (the “Secured Party”) and BLUE SPHERE CORP., a publicly traded corporation incorporated under the laws of the State of Nevada, United States entity number: E0515782007-5 with corporate seat 301 McCullough Drive, Charlotte, NC, 28262, United States (“Debtor”).

WITNESSETH:

WHEREAS, Secured Party and Debtor entered that certain Agreement dated September 11, 2017 (the “Underlying Agreement”) attached as Annex 1 to this Agreement.

WHEREAS, in connection with the Underlying Agreement, Secured Party shall pay to Debtor an amount equal to €200,000 (two hundred thousand EURO) (the “Down Payment”).

WHEREAS, Debtor is obligated to return to the Secured Party, the Down Payment, the Interest and Penalty Interest if applicable (the “Secured Repayments”), if the Secured Party gives the Debtor a Notice of intent not to purchase the Shares by September 18, 2017 or the Secured Party did not give any Notice to Debtor or the Parties failed to enter into Definitive Agreements until September 25th, 2017 or if Debtor shall not reach closing of the SPA as defined in the Underlying Agreement.

WHEREAS, the parties would like to secure the return of the Secured Repayment with a lien on and security interest in the Debtor’s equity ownership of the Company, Energyeco S.R.L. to the extent of fifteen percent (15%), and all products and proceeds thereof pertaining from its rights according to the closing of the SPA as defined in the Underlying Agreement (the “Collateral”).

IN CONSIDERATION of the terms and provisions herein, the parties hereby agree as follows:

1.

Definitions. All capitalized terms not defined in this Agreement shall have the same meaning as those attached to the capitalized terms in the Underlying Agreement.

2.

Security Interest. As security for the Secured Repayments, Debtor hereby grants to Secured Party a security interest in the Collateral.

3.

Covenants of Debtor.

(a)

Debtor shall protect and secure the Collateral. Debtor will keep the Collateral free of other liens, or encumbrances, except those required for the closing of the transaction of the SPA.

(b)

Debtor shall not sell, transfer, lease or otherwise dispose of the Collateral without the prior written consent of Secured Party, which shall not be unreasonably withheld.

(c)

Debtor will execute the financing statements pursuant to the Uniform Commercial Code and will pay the cost of filing the same in all public offices wherever filing or recording is deemed.

3.

Events of Default. The following shall constitute defaults or events of default hereunder (“Events of Default”): Failure by the Debtor to return the Secured Repayments as stipulated in Underlying Agreement, Secured Party shall be entitled to recover all reasonable expenses, including reasonable attorneys’ fees, incurred by the Secured Party to enforce this Agreement.

4.

Rights and Remedies Upon Default. Upon the occurrence of any event of default, and at any time thereafter, Secured Party shall have the rights and remedies provided herein. Secured Party may require Debtor to make the Collateral available to it and designated in notice sent to Debtor. Debtor hereby agrees that a notice sent to it at least fifteen (15) days before the time of any intended public or private sale or the disposition of the Collateral is to be made shall be deemed to be reasonable notice of such sale or other disposition. Debtor shall pay all expenses and reimburse Secured Party for any expenditures, including reasonable attorneys’ fees and legal expenses, in connection with Secured Party’s exercise of any of its rights and remedies hereunder.

5.

Termination. This Agreement shall immediately terminate upon the execution of a Definitive Agreements and/or by return of the Secured Repayments and Secured Party shall automatically release the Collateral and authorize BSC to file such termination statements and perform such other actions necessary to evidence such termination as Debtor shall deem appropriate.

6.

General Provisions. Any notice or notification required to be given may be given by mailing such notice, postage prepaid, to the party’s address as it appears at the end of this Agreement. This Agreement may not be changed orally but only by an agreement in writing signed by all parties. This Agreement and the rights and obligations to the parties hereunder, shall be governed by the law of the State of North Carolina, USA.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first above written.

SECURED PARTY:

GAIN SOLUTIONS, S.R.O. (SEAL)

By:	/s/ Lukas Uhlik
	Name:	Lukas Uhlik
	Title:	Director

		Address:	GEMINI Building B
Na Pankráci 1724/129
Praha 4
CZECH REPUBLIC

DEBTOR:

BLUE SPHERE CORP. (SEAL)

By:	/s/ Shlomi Palas
	Name:	Shlomi Palas
	Title:	CEO

		Address:	301 McCullough Drive
Charlotte NC 28262
USA

[Signature Page to Security Agreement]